Exhibit 10.1

PURCHASE AND SALE AGREEMENT

BETWEEN

NSHE BASSETT, LLC,

an Arizona limited liability company, as Seller

and

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership, as Purchaser

January 19, 2022

Subject Property:

Kohl’s Store

199 North Pantano Road

Tucson, Arizona

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SCHEDULE OF EXHIBITS

Exhibit “A”	Description of Land
Exhibit “B”	List of Personal Property
Exhibit “C”	List of Existing Commission Agreements

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SCHEDULE OF AGREED-UPON FORM CLOSING DOCUMENTS

Schedule 1	Form of Assignment and Assumption of Underlying Lease and Security Deposits
Schedule 2	Form of Assignment and Assumption of Lease and Security Deposits
Schedule 3	Form of Bill of Sale to Personal Property
Schedule 4	Form of General Assignment of Seller’s Interest in Intangible Property
Schedule 5	Form of Seller’s Certificate (as to Seller’s Representations and Warranties)
Schedule 6	Form of Purchaser’s Certificate (as to Purchaser’s Representations and Warranties)

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”), made and entered into this        day of January, 2022, by and between NSHE BASSETT, LLC, an Arizona limited liability company (“Seller”), and GENERATION INCOME PROPERTIES L.P., a Delaware limited partnership (“Purchaser”).

W I T N E S E T H:

WHEREAS, Seller desires to sell its leasehold interest in certain real property on which a Kohl’s Store and related infrastructure and support improvements (as more particularly described herein) are located in Tucson, Pima County, Arizona, together with certain related personal and intangible property, and Purchaser desires to purchase such real, personal and intangible property; and

WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

ARTICLE 1.
DEFINITIONS

For purposes of this Agreement, each of the following capitalized terms shall have the meaning ascribed to such terms as set forth below:

“Additional Earnest Money” shall mean the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00 U.S.).

“Affiliate” shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person in question.

“Assignment and Assumption of Lease” shall mean the form of assignment and assumption of Lease and Security Deposits to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as Schedule 2.

“Assignment and Assumption of Underlying Lease” shall mean the form of assignment and assumption of Underlying Lease and Security Deposits to be executed and delivered by Seller and Purchaser at the Closing in the form attached hereto as Schedule 1.

“Bill of Sale” shall mean the form of bill of sale to the Personal Property to be executed and delivered by Seller to Purchaser at the Closing in the form attached hereto as Schedule 3.

“Brokers” shall have the meaning ascribed thereto in Section 10.1 of this Agreement.

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“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Arizona are authorized by law or executive action to close.

“Closing” shall mean the consummation of the purchase and sale of the Property pursuant to the terms of this Agreement.

“Closing Date” shall have the meaning ascribed thereto in Section 2.5 of this Agreement.

“Commission Agreements” shall have the meaning ascribed thereto in Section 4.1(g) of this Agreement, and such agreements, if any, are more particularly described on Exhibit “C” attached hereto and made a part hereof.

“Declaration” shall (collectively) mean (i) that certain Reciprocal Ingress-Egress Easement Agreement, dated April 19, 2002, and recorded in Docket 11837, Page 1966, (ii) that certain Declaration Creating Drainage Chanel Maintenance Covenants, dated September 20, 2002, and recorded in Docket 11964, Page 2086, (iii) that certain Declaration Creating Sewer Maintenance Covenants, dated September 20, 2002, and recorded in Docket 11964, Page 2089, (iv) that certain Declaration of Covenants, Conditions, Restrictions and Easements Concerning Reciprocal Ingress-Egress Easement Obligations, dated January 30, 2003, and recorded in Docket 12197, Page 4968, (v) that certain Declaration of Restrictions, dated January 30, 2003, and recorded in Docket 12197, Page 4982, (vi) that certain Easement Amendment and Maintenance Agreement, dated January 27, 2019, and recorded in Docket 13831, Page 2360 and (vii) that certain Drainage and Access Easement Agreement, together with all amendments, dated October 27, 1983, and recorded in Docket 7295, Page 1176, all in Pima County, Arizona.

“Declaration Estoppel Certificate” shall mean a certificate to be prepared by Purchaser and submitted to the applicable parties by Seller under the Declaration, in form and content reasonably acceptable to the party executing such Declaration Estoppel Certificate, Purchaser, and Purchaser’s lender.

“Effective Date” shall mean the last date upon which Purchaser and Seller shall have executed this Agreement and shall have delivered at least one (1) fully executed counterpart of this Agreement to the other party.

“Environmental Law” shall mean any law, ordinance, rule, regulation, order, judgment, injunction or decree relating to pollution or substances or materials which are considered to be hazardous or toxic, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act, any state and local environmental law, all amendments and supplements to any of the foregoing and all regulations and publications promulgated or issued pursuant thereto.

“Environmental Reports” shall mean any and all existing environmental reports/assessments/studies obtained by Seller and provided to Purchaser, if any, pursuant to the provisions of Section 3.2(a).

“Escrow Agent” shall mean the Title Agent.

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“FIRPTA Affidavit” shall mean the form of FIRPTA Affidavit to be executed and delivered by Seller to Purchaser at Closing in form and content reasonably acceptable to Seller and the Title Company.

“General Assignment” shall have the meaning ascribed thereto in Section 5.1(h) of this Agreement.

“Hazardous Substances” shall mean any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized under any Environmental Law (including, without limitation, lead paint, asbestos, urea formaldehyde foam insulation, petroleum, polychlorinated biphenyls, mold and fungus).

“Improvements” shall mean all buildings, structures, improvements, drainage facilities, parking, equipment, apparatus and any other items constructed and/or installed by Seller and owned by Seller on the Land, excluding any Improvements owned by Underlying Landlord pursuant to the Underlying Lease or Tenant pursuant to the Lease.

“Initial Earnest Money” shall mean the sum of Fifty Thousand and No/100 Dollars ($50,000.00 U.S.) actually paid by Purchaser (or which Purchaser is obligated to pay) to Escrow Agent hereunder, together with all interest which accrues thereon as provided in Section 2.3(c) hereof.

“Inspection Period” shall mean the period expiring at 11:59 P.M. Eastern Daylight Time on the date which is thirty (30) days after the Effective Date, subject to extension in accordance with the terms and conditions of Section 3.3 of this Agreement.

“Intangible Property” shall mean all intangible property, if any, owned by Seller and related to the Land and Improvements pursuant to the Underlying Lease and Lease, including without limitation, Seller’s rights and interests, if any, in and to the following: (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements pursuant to the Underlying Lease and Lease; (iii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property pursuant to the Underlying Lease and Lease; and (iv) all transferable consents, authorizations, variances or waivers, development rights, concurrency reservations, impact fee credits, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements pursuant to the Underlying Lease and Lease.

“Land” shall mean that certain parcel of real property located in Tucson, Pima County, Arizona, which is more particularly described on Exhibit “A” attached hereto and made a part hereof, together with all rights, privileges and easements appurtenant to said real property, and all leasehold right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land.

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“Lease” shall (collectively) mean that certain Lease Agreement entered into by and between Seller, as landlord, and Kohl’s Department Stores, Inc., a Delaware corporation, as tenant, dated as of January 30, 2003, with respect to the Property, together with any guaranties or other documents incorporated by reference therein, and all amendments or modifications with respect thereto.

“Monetary Objection” or “Monetary Objections” shall mean (a) any mortgage, deed of trust or similar security instrument made by Seller encumbering all or any part of the Property, (b) any mechanic’s, materialman’s or similar lien resulting from work done by or on behalf of Seller, (c) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (d) any monetary judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located.

“Permitted Exceptions” shall mean, collectively, (a) liens for taxes, assessments and governmental charges not yet due and payable or due and payable but not yet delinquent, (b) the Lease, (c) the Underlying Lease, and (d) such other easements, restrictions and encumbrances that are approved by Purchaser pursuant to Section 3.4 of this Agreement.

“Person” shall means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (whether federal, state, county, city or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Personal Property” shall mean all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which is licensed to Seller), machinery, apparatus and equipment owned by Seller and currently used exclusively in the operation, repair and maintenance of the Land and Improvements and situated thereon pursuant to the Underlying Lease and Lease, as generally described on Exhibit “B” attached hereto and made a part hereof, and all non-confidential books, records and files (excluding any attorney work product or attorney-client privileged documents) relating to the Land and Improvements pursuant to the Underlying Lease and Lease.  The Personal Property shall not include any property owned by Tenant under the Lease, Underlying Landlord under the Underlying Lease or by any other tenants, contractors or licensees.

“Property” shall have the meaning ascribed thereto in Section 2.1 of this Agreement.

“Purchase Price” shall be the applicable amount specified in Section 2.4 of this Agreement.

“Purchaser’s Certificate” shall have the meaning ascribed thereto in Section 5.2(g) of this Agreement.

“Right of First Offer” shall collectively mean any right of first refusal or right of first offer with respect to the Property that has been granted to a third party, including the Underlying Landlord and Tenant.

“Security Deposit” shall mean any security deposits, rent or damage deposits or similar amounts (other than rent paid for the month in which the Closing occurs) actually held by Seller

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with respect to the Lease or deposited with Underlying Landlord with respect to the Underlying Lease.

“Seller’s Affidavit” shall mean Title Agent’s form of owner’s affidavit to be given by Seller at Closing to the Title Agent.

“Seller’s Certificate” shall mean the form of certificate to be executed and delivered by Seller to Purchaser at the Closing with respect to the truth and accuracy of Seller’s warranties and representations contained in this Agreement in the form attached hereto as Schedule 5.

“Seller’s Disclosure Materials Delivery Date” shall have the meaning ascribed thereto in Section 3.2(a) of this Agreement.

“Survey” shall have the meaning ascribed thereto in Section 3.4(e) of this Agreement.

“Taxes” shall have the meaning ascribed thereto in Section 5.4(a) of this Agreement.

“Tenant” shall mean Kohl’s Department Stores, Inc., a Delaware corporation.

“Tenant Approvals and Consents” shall mean any prior approvals, consents or requirements of Tenant that may be necessary under the Lease in order to consummate the transaction contemplated by this Agreement (if any).

“Tenant Estoppel Certificate” shall mean a certificate from the Tenant to be obtained by Seller pursuant to the provisions of Section 6.1(f) and certified to Purchaser and Purchaser’s lender, in form and content reasonably acceptable to Purchaser and Purchaser’s lender.

“Tenant Notice of Sale” shall have the meaning ascribed thereto in Section 5.1(r) of this Agreement.

“Title Agent” shall mean a Title Company or an attorney which is an authorized agent of the Title Company, selected by Seller, in its sole discretion.

“Title Company” shall mean Fidelity National Title Insurance Company, First American Title Insurance Company, Old Republic National Title Insurance Company, Chicago Title Insurance Company, or other national title insurance company acceptable to Purchaser.

“Title Commitment” shall have the meaning ascribed thereto in Section 3.4 of this Agreement.

“Underlying Landlord” shall mean October 23rd Group L.L.C., an Arizona limited liability company.

“Underlying Landlord Approvals and Consents” shall mean any prior approvals, consents or requirements of Underlying Landlord that may be necessary under the Underlying Lease in order to consummate the transaction contemplated by this Agreement (if any).

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“Underlying Landlord Estoppel Certificate” shall mean a certificate from the Underlying Landlord to be obtained by Seller pursuant to the provisions of Section 6.1(e) and certified to Purchaser and Purchaser’s lender, in form and content reasonably acceptable to Underlying Landlord, Purchaser, and Purchaser’s lender.

“Underlying Landlord Notice of Sale” shall have the meaning ascribed thereto in Section 5.1(q) of this Agreement.

“Underlying Lease” shall (collectively) mean that certain Land Lease entered into by and between October 23rd Group L.L.C., an Arizona limited liability company, as landlord, and Seller, as tenant, dated as of January 30, 2003, with respect to the Property, together with any guaranties or other documents incorporated by reference therein, and all amendments or modifications with respect thereto.

ARTICLE 2.
PURCHASE AND SALE

2.1Agreement to Sell and Purchase.  Subject to and in accordance with the terms and provisions of this Agreement, Seller agrees to sell and Purchaser agrees to purchase, Seller’s interest in and to the following property, if any (collectively, the “Property”):

(a)all of Seller’s right, title and interest in and to the Underlying Lease, including all of Seller’s leasehold right, title and interest in and to the Land and any Security Deposits deposited by Seller with Underlying Landlord pursuant to the Underlying Lease;

(b)the Improvements;

(c)all of Seller’s right, title and interest in and to the Lease, any guaranties of the Lease and any Security Deposits deposited by Tenant with Seller pursuant to the Lease;

(d)the Personal Property; and

(e)the Intangible Property.

2.2Permitted Exceptions.  The Property shall be conveyed subject only to the Permitted Exceptions.

2.3Earnest Money.

(a)Within three (3) business days of the Effective Date, Purchaser shall deposit the Initial Earnest Money to Escrow Agent by federal wire transfer payable to Escrow Agent, which Initial Earnest Money shall be held and released by Escrow Agent in accordance with the terms of this Agreement.

(b)Unless this Agreement is terminated by Purchaser in accordance with Section 3.3. hereof, within three (3) business days after the last day of the Inspection Period, Purchaser shall deposit the Additional Earnest Money with Escrow Agent.

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(c)The Earnest Money (defined below) shall be applied to the Purchase Price at the Closing and shall otherwise be held, refunded, or disbursed in accordance with the terms of this Agreement.  All interest and other income from time to time earned on the Initial Earnest Money and the Additional Earnest Money shall be earned for the account of Purchaser, and shall be a part of the Earnest Money; and the “Earnest Money” hereunder shall be comprised of the Initial Earnest Money and the Additional Earnest Money, and all such interest and other income.

2.4Purchase Price. Subject to adjustment and credits as otherwise specified in this Section 2.4 and elsewhere in this Agreement, the purchase price (the “Purchase Price”) to be paid by Purchaser to Seller for the Property shall be Seven Million Three Hundred Thousand and No/100 Dollars ($7,300,000.00 U.S.).  The Purchase Price shall be paid by Purchaser to Seller at the Closing as follows:

(a)The Earnest Money shall be paid by Escrow Agent to Seller at Closing; and

(b)An amount equal to the Purchase Price shall be paid by Purchaser to Seller through the Escrow Agent at the Closing by wire transfer of immediately available federal funds to an account designated by Seller, less the amount of the Earnest Money paid by Escrow Agent to Seller at Closing, and subject to prorations, adjustments and credits as otherwise specified in this Agreement.

2.5Closing. The consummation of the sale by Seller and purchase by Purchaser of the Property (the “Closing”) shall be conducted by depositing the closing deliveries set forth in Article 5 hereof with the Escrow Agent on or before the date which is fifteen (15) days after the expiration of the Inspection Period, subject to the satisfaction of each of the Conditions Precedent set forth in Section 6.1 below (the “Closing Date”).

ARTICLE 3.
Purchaser’s Inspection and Review Rights

3.1Due Diligence Inspections.

(a)From and after the Effective Date until the Closing Date or earlier termination of this Agreement, Seller shall permit Purchaser and its authorized representatives, upon at least twenty-four (24) hours prior written notice to Seller to inspect the Property to perform due all diligence, studies, appraisals, inspections, soil analysis and environmental investigations and tests, at such times during normal business hours as Purchaser or its representatives may request; provided however, that Purchaser shall have no right to obtain a Phase II environmental study or perform any invasive or ground penetrating testing without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed by Seller (and, if such consent is given, (i) Purchaser shall restore any damage resulting from any invasive or ground penetrating testing and shall make a good faith attempt to complete such restoration within thirty (30) days following the date of such damage, and (ii) Seller and Purchaser shall reasonably cooperate in good faith to establish the scope and timing of any invasive or ground penetrating testing on the Property). All such inspections shall be performed in compliance with Seller’s rights and obligations as landlord under the Lease and in compliance with Seller’s rights and obligations as tenant under the Underlying Lease. Further, Purchaser shall use commercially reasonable efforts

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to not affect, interrupt or interfere with Tenant’s use, business or operations on the Property.  All inspection fees, appraisal fees, engineering fees and all other costs and expenses of any kind incurred by Purchaser relating to the inspection of the Property shall be solely Purchaser’s expense.

(b)To the extent that Purchaser or any of its representatives, agents, consultants or contractors damages or disturbs the Property or any portion thereof, Purchaser shall return the same to substantially the same condition which existed immediately prior to such damage or disturbance.  Purchaser hereby agrees to and shall indemnify, defend and hold harmless Seller from and against any and all expense, loss or damage which Seller may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any act or omission of Purchaser or its representatives, agents or contractors, other than any expense, loss or damage to the extent arising from the negligence or willful misconduct of Seller and other than any expense, loss or damage resulting from the mere discovery of any pre‑existing Hazardous Substances at the Property (other than Hazardous Substances brought on to the Property by Purchaser or its representatives, agents or contractors) so long as Purchaser does not exacerbate such pre-existing condition. The foregoing Purchaser obligation to indemnify, defend and hold Seller harmless shall survive the termination of this Agreement.

(c)Purchaser shall keep the results of all inspections conducted pursuant to this Agreement confidential and shall not disclose such results except (i) to such of Purchaser’s employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (ii) to the permitted assignee of Purchaser and to such of its members, managers or general partners and their employees, consultants, attorneys, affiliates and advisors who have a need to know the information in connection with the contemplated transaction and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (iii) to any lender or investor or any prospective lender or investor of Purchaser or any permitted assignee and who have agreed, in writing, to be bound by the terms of this confidentiality provision, (iv) to the extent the same shall be or have otherwise become publicly available other than as a result of a disclosure by Purchaser, its permitted assignee or affiliates, or any of their representatives, (v) to the extent required to be disclosed by law or during the course of or in connection with any litigation, hearing or other legal proceeding, or (vi) with the written consent of Seller, as the case may be; it being expressly acknowledged and agreed by Purchaser that the foregoing confidentiality obligations shall survive the termination of this Agreement.

(d)Purchaser shall not permit any construction, mechanic’s, materialman’s or other lien to be filed against any of the Property as the result of any work, labor, service or materials performed or furnished, by, for or to Purchaser, its employees, agents and/or contractors.  If any such lien shall at any time be filed against the Property, Purchaser shall, without expense to Seller, cause the same to be discharged of record by payment, bonds, order of a court of competent jurisdiction or otherwise, within twenty (20) days of the filing thereof.  Purchaser shall indemnify, defend and hold harmless Seller against any and all claims, losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs), arising out of the filing of any such liens and/or the failure of Purchaser to cause the discharge thereof as same is provided herein. The foregoing Purchaser obligation to indemnify, defend and hold Seller harmless shall survive the termination of this Agreement.

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(e)Purchaser shall procure (and shall cause its agents or representatives entering the Property to procure) and continue in force and effect from and after the date Purchaser first desires to enter the Property, and continuing throughout the term of this Agreement, the following insurance coverages with an insurance company licensed to do business in the State of Florida:  comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence or commercial general liability insurance with limits of not less than $1,000,000.00 per occurrence and in the aggregate.  To the extent such $1,000,000.00 limit of liability is shared with multiple properties, a per location aggregate of not less than $1,000,000.00 shall be included.  Seller and/or its designees shall be included as additional insureds under such comprehensive general liability or commercial general liability coverage.  Purchaser shall deliver to Seller a certificate of such insurance evidencing such coverage prior to the date Purchaser is permitted to enter the Property.  Such insurance may not be cancelled or amended except upon thirty (30) days’ prior written notice to Seller.  The minimum levels of insurance coverage to be maintained by Purchaser hereunder shall not limit Purchaser’s liability under this Section 3.1.

3.2Seller's Deliveries to Purchaser; Purchaser’s Access to Seller’s Property Records.

(a)Prior to the Effective Date Seller has provided to Purchaser, or to the extent not previously provided, within three (3) business days of the Effective Date Seller shall deliver to Purchaser or make available to Purchaser, to the extent they exist to Seller’s knowledge without having any duty or obligation to make an independent inquiry or investigation, and are in Seller’s possession and control, the following (collectively, the “Seller’s Disclosure Materials”):

(i)	A copy of the Lease and Underlying Lease, including all documents incorporated therein by reference, and all letter agreements or amendments relating thereto existing as of the Effective Date.
(ii)	A copy of any guaranties of the Lease and Underlying Lease.
(iii)	A rent roll setting forth the rent payments paid by Tenant pursuant to the Lease.
(iv)	All records of any operating costs and expenses for the Property from calendar years 2017 through 2021 and any appraisals of all or any part of the Property from calendar years 2017 through 2021 .
(v)	Copies of the financial statements or other financial information of the Tenant (and the Lease guarantors, if any) from calendar years 2017 through 2021.
(vi)

A copy of any and all agreements pertaining to the Property, Tenant (other than the Lease), Underlying Landlord (other than the Underlying Lease), including any service or maintenance agreements from calendar years 2017 through 2021.

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(vii)	Copies of any existing subordination, non-disturbance and attornment agreements executed by Underlying Landlord and Seller relating to the Underlying Lease.
(viii)

A copy of Seller’s (or its affiliate’s) current title commitment and/or leasehold policy of title insurance with respect to the Property with copies of all matters listed as title exceptions in such leasehold policies.

(ix)	A copy of any surveys of the Property.
(x)	A copy of the current insurance coverage and insurance bills with respect to the Property, including any insurance coverages required to be maintained by the Tenant under the Lease.
(xi)	Copies of any zoning reports, entitlements or other written evidence confirming the current zoning of the Property.
(xii)	Copies of any Rights of First Offer.
(xiii)

Copies of any existing environmental reports or other materials related to investigations, studies or correspondence with governmental agencies concerning the presence or absence of Hazardous Substances on, in or under the Property, including the Environmental Reports from calendar years 2017 through 2021.

(xiv)	Copies of any permits, licenses, or other similar documents in Seller’s possession relating to the development of the Improvements.
(xv)

A copy of the certificate of occupancy/completion (or its equivalent) issued by the applicable governmental authority with respect to the Improvements owned by Seller and being leased by Seller to the Tenant pursuant to the Lease.

(xvi)	Copies of all available construction plans and specifications in Seller’s possession relating to the development of the Improvements.
(xvii)	Copies of any written notices received by Seller from Tenant, from Underlying Landlord or any third party or any governmental authority from calendar years 2017 through 2021.
(xviii)	Property tax bills from calendar years 2017 through 2021.
The date Seller delivers the Seller's Disclosure Material to Purchaser shall constitute the “Seller’s Disclosure Materials Delivery Date”. Thereafter, Seller shall have a continuing duty, to

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promptly make supplemental deliveries to Purchaser through the date of the final Closing of any addition or modification to the Seller's Disclosure Materials that come into Seller's possession.

3.3Termination of Agreement.  Subject to Purchaser’s right to extend the Inspection Period set forth below, Purchaser shall have until the expiration of the Inspection Period to determine, in Purchaser’s sole opinion and discretion, the suitability of the Property for acquisition by Purchaser or Purchaser’s permitted assignee.  Purchaser shall have the right to terminate this Agreement at any time on or before said time and date of expiration of the Inspection Period by giving written notice to Seller of such election to terminate.  If Purchaser so elects to terminate this Agreement pursuant to this Section 3.3, Purchaser shall immediately return to Seller any hard-copies of documents, plans, studies or other materials related to the Property that were provided by Seller to Purchaser, and upon Purchaser returning such materials to Seller, Escrow Agent shall pay the Earnest Money to Purchaser, whereupon, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.  If Purchaser fails to so terminate this Agreement prior to the expiration of the Inspection Period, Purchaser shall have no further right to terminate this Agreement pursuant to this Section 3.3.

Notwithstanding anything to the contrary in this Agreement, provided Purchaser has ordered all third party due diligence reports it deems necessary or desirable under Section 3.1 of this Agreement (collectively, the “Due Diligence Reports”) within three (3) business days after the Effective Date, but Purchaser (through no fault of its own) has not obtained all such Due Diligence Reports at least five (5) days prior to the expiration of the Inspection Period hereunder, then Purchaser, in its sole and absolute discretion, shall have the one-time right to extend the Inspection Period by written notice to Seller for an additional fifteen (15) days to allow Purchaser additional time to obtain, review and approve all such Due Diligence Reports.  Purchaser shall deliver written documentation substantiating the delayed Due Diligence Reports in connection with the foregoing written notice to Seller.

3.4 Title and Survey.  Within ten (10) days after the Effective Date, Seller shall cause the Title Agent to deliver to Purchaser for the Property an ALTA Form Commitment (“Title Commitment”) for an owner's leasehold title insurance policy (“Title Policy”) issued by the Title Company in an amount no less than the Purchase Price, together with all exception documents referenced in Schedule B, Section II of the Title Commitment.  The Title Commitment shall evidence that Seller is vested with a leasehold interest in and to the Land pursuant to the Underlying Lease and that upon the execution, delivery and recordation of the Assignment and Assumption of Underlying Lease to be delivered at the Closing provided for hereunder and the satisfaction of all requirements specified in Schedule B, Section 1 of the Title Commitment, Purchaser shall acquire a leasehold interest in and to the Land pursuant to the Underlying Lease, subject only to the Permitted Exceptions.

(a)If Purchaser determines that the Title Commitment does not meet the requirements specified above, or that title to the Land is unsatisfactory to Purchaser for reasons other than the existence of Permitted Exceptions or exceptions which are to be discharged by Seller at or before Closing, then Purchaser shall notify Seller of those liens, encumbrances, exceptions or qualifications to title which are objectionable to Purchaser, and any such liens, encumbrances,

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exceptions or qualifications shall be hereinafter referred to as “Title Defects.”  Purchaser's failure to deliver notification to Seller of the Title Defects prior to the expiration of the Inspection Period (as may be extended) shall be deemed to constitute acceptance of such matters.  Seller shall then have the option to respond to Purchaser’s notification of Title Defects within five (5) days after Seller's receipt of Purchaser's notice setting forth the existence of any Title Defects and indicate to Purchaser that Seller either (i) intends to cure the Title Defects within the applicable cure period, or (ii) intends not to cure some or all of such exceptions, identifying which of the Title Defects Seller intends to cure and/or not cure (Seller being under no obligation to cure Title Defects other than the Monetary Objections); provided, however, Seller shall not be required to respond and Seller’s failure to respond shall be deemed Seller’s election to not cure the Title Defects (except Monetary Objections). To the extent any Title Defects (including, without limitation, any mechanic’s, materialman’s or other similar liens encumbering the Property) have been caused by the acts or omissions of Tenant under the Lease, and such acts or omissions constitute a default enforceable by Landlord under the Lease, then Landlord shall exercise good faith, diligent and continuous commercially reasonable efforts to cause Tenant to cure such Title Defects in accordance with the terms of the Lease.

(b)If Seller has elected in writing to cure any Title Defects, Seller shall have thirty (30) days, or such longer period as Purchaser may grant in its sole and absolute discretion, following receipt of written notice of the existence of Title Defects in which to undertake a good faith, diligent and continuous commercially reasonable effort and, in fact, cure or eliminate the Title Defects which Seller has elected to cure to the satisfaction of Purchaser and the Title Company in such manner as to permit the Title Company to either endorse the Title Commitment or issue a replacement commitment to delete the Title Defects therefrom. Seller’s failure to cure any such Title Defect, including any Title Defect caused by Tenant, shall not constitute a default by Seller as long as Seller undertakes a good faith, diligent and continuous commercially reasonable effort to cure or eliminate same or to cause Tenant to cure or eliminate same, as the case may be.

(c)Within five (5) days prior to Closing, Seller shall cause the Title Agent to deliver to Purchaser an update to the Title Commitment (the “Updated Title Commitment”) and a pro forma policy.  Any matters disclosed in the Updated Title Commitment which were not exceptions in the Title Commitment shall automatically be deemed Title Defects which Purchaser may object to in accordance with this Section 3.4 unless such matters were placed of record with Purchaser’s knowledge or consent, or with Purchaser's joinder and consent.  The objection and election to cure or not cure any such new Title Defects shall be effected within such time periods as were provided in connection with objecting to and curing Title Defects under the initial Title Commitment; provided, however, that Seller shall be required to cure any new Title Defects caused by Seller without Purchaser’s knowledge or consent or without Purchaser’s joinder and consent.  If Seller shall in fact cure or eliminate the new Title Defects, the Closing shall take place on the date specified in this Agreement.  If Seller does not cure or eliminate the new Title Defects, Purchaser may elect to terminate this Agreement or proceed to Closing as provided in Section 3.4(d) below.

(d)If Seller is unable to cure or eliminate any Title Defects (including any new Title Defects revealed by the Updated Title Commitment to be provided to Purchaser as set forth in Section 3.4(c) above) within the time allowed or in the event Seller shall fail to respond to

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Purchaser’s written notice within the foregoing five (5) day time period, Purchaser may elect to terminate this Agreement, within five (5) business days following the expiration of the curative period by giving written notice of termination to Seller, or, alternatively, Purchaser may elect to close its purchase of the Property, accepting the conveyance of the Property subject to such Title Defect(s), in which event the Closing shall take place on the date specified in this Agreement, subject to any delays provided for above.  If, by giving written notice to Seller within the time allowed, Purchaser elects to terminate this Agreement because of the existence of uncured Title Defects, the Earnest Money shall be returned to Purchaser and upon such return the obligations of the parties under this Agreement shall be terminated, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement.  The foregoing right of Purchaser to terminate this Agreement upon the failure to cure a Title Defect which Seller is obligated to cure shall not be deemed to limit the Purchaser's rights and remedies to which Purchaser might otherwise be entitled for the breach by Seller of any of its covenants, duties, obligations, representations or warranties hereunder.

(e)Purchaser may, at Purchaser's expense, within the Inspection Period, obtain a boundary survey of the Land (“Survey”).  Such Survey, if any, shall be prepared by a land surveyor duly licensed and registered as such in the State of Arizona, shall be certified by such surveyor to Purchaser, Seller, the Title Agent and the Title Company, shall set forth the legal description of the Land and shall otherwise be in a form satisfactory to the Title Company to eliminate the standard survey exceptions from the Title Policy to be issued at Closing.  Purchaser shall notify Seller in writing prior to the expiration of the Inspection Period (as may be extended), specifying any matters shown on the Survey which adversely affect the title to the Land or constitute a zoning violation and the same shall thereupon the deemed to be Title Defects hereunder and Seller shall elect to cure or not cure the same as provided in Section 3.4(a) of this Agreement and if Seller elects to undertake the cure thereof it shall do so within the time and in the manner provided in Section 3.4(b) of this Agreement.

ARTICLE 4.
REPRESENTATIONS, WARRANTIES AND OTHER AGREEMENTS

4.1Representations and Warranties of Seller.  Seller hereby makes the following representations and warranties to Purchaser:

(a)Organization, Authorization and Consents.  Seller is a duly organized and validly existing limited liability company under the laws of the State of Arizona.  Seller has the right, power and authority to enter into this Agreement and to convey the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)Action of Seller, Etc.  Seller has taken all necessary action to authorize the execution, delivery and performance of this Agreement by Seller, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

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(c)No Violations of Agreements.  To Seller’s knowledge, neither the execution, delivery or performance of this Agreement by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or any portion thereof pursuant to the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other material agreement or instrument by which Seller is bound.

(d)Litigation.  To Seller’s knowledge, Seller has not received written notice of any investigation, action or proceeding that is pending or, to Seller’s knowledge, threatened, which (i) if determined adversely to Seller, materially affects the use or value of the Property, or (ii) questions the validity of this Agreement or any action taken or to be taken pursuant hereto, or (iii) involves condemnation or eminent domain proceedings involving the Property or any portion thereof.

(e)Existing Lease and Underlying Lease.  (i) Other than the Lease and the Underlying Lease, Seller has not entered into any contract or agreement with respect to the occupancy or sale of the Property or any portion or portions thereof which will be binding on Purchaser after the Closing; (ii) the Lease has not been amended and constitutes the entire agreement between Seller and the Tenant thereunder; (iii) the Underlying Lease has not been amended and constitutes the entire agreement between Seller and the Underlying Landlord thereunder; (iv) to Seller's knowledge, Seller has not received written notice of any existing defaults by Seller or Tenant under the Lease; and (v) to Seller's knowledge, Seller has not received written notice of any existing defaults by Seller or Underlying Landlord under the Underlying Lease.

(f)Leasing Commissions.  (i) There are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof that are currently in force and effect other than as disclosed (if any) in Exhibit “C” attached hereto (the “Commission Agreements”); and, if applicable, that all leasing commissions, brokerage fees and management fees accrued or due and payable under the Commission Agreements, as of the date hereof and at the Closing have been or shall be paid in full; and Seller shall terminate the Commission Agreements as to the Property and the Lease and pay all sums that may be due thereunder at Closing at no cost to Purchaser.  Seller acknowledges and agrees that in no event either prior to or after Closing shall Purchaser be responsible for any sums due under any Commission Agreement.

(g)Compliance with Laws.  To Seller’s knowledge, Seller has received no written notice of any existing violations of law, including, but not limited to, any Environmental Law, municipal or county ordinances, or other legal requirements with respect to the Property or any portion thereof.

(h)Condemnation.  Seller has no knowledge of the commencement of any actual or threatened proceedings for taking by condemnation or eminent domain of any part of the Property.

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(i)Insurance.  Seller has not received any written notice from the respective insurance carriers which issued any of the insurance policies required to be obtained and maintained by Seller under the Lease and Underlying Lease stating that any of the policies or any of the coverage provided thereby will not or may not be renewed.  Seller shall terminate all of such insurance policies as of Closing and Purchaser shall have no obligations for payments that may come due under any of Seller's insurance policies for periods of time either prior to or after Closing.

(j)Submission Items.  Seller has delivered all such Seller’s Disclosure Materials to Purchaser as a courtesy and makes no representation or warranty as to their accuracy or completeness, except that Seller represents and warrants that the Seller’s Disclosure Materials provided are copies of the Seller’s Disclosure Materials kept in Seller’s ordinary course of business.

(k)No Rights to Purchase.  Except for this Agreement, Seller has not entered into, and has no actual knowledge of any other agreement, commitment, option, right of first refusal, right of first offer or any other agreement, whether oral or written, with respect to the sale, purchase, assignment or transfer of all or any portion of the Property, except the right of first refusal set forth in the Lease.

(l)OFAC.  Seller represents and warrants that neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation with whom U.S. persons are restricted from doing business with under the regulations of the Department of Treasury the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade in all material respects by Seller as of the Closing Date, with the same force and effect as if made on, and as of, such date. All representations and warranties made in this Agreement by Seller shall survive the Closing for a period of twelve (12) months (the “Limitation Period”), and upon expiration thereof shall be of no further force or effect unless: (i) Purchaser commences litigation for the same and serves Seller during the Limitation Period; and (ii) the claim for damages by Purchaser exceeds $5,000 (either in the aggregate or as to any individual claim), and under no circumstances shall Seller be liable to Purchaser for more than an amount equal to $250,000 of the Purchase Price in any individual instance or in the aggregate.  Notwithstanding anything to the contrary contained in this Agreement, there shall be no survival limitation, except statutory limitations, with respect to Seller’s acts of fraud or intentional misrepresentation. Seller acknowledges and agrees that Purchaser has relied and has the right to rely upon the foregoing in connection with Purchaser’s consummation of the transaction set forth in this Agreement.

In the event that Purchaser had knowledge of any such breaches prior to the Closing Date and elected to close regardless, Purchaser shall be deemed to have waived any right of recovery and Seller shall not have any liability in connection therewith.  Further, if Purchaser has knowledge of any breaches of Seller’s Representations or any other representation, warranty, indemnity, or covenant contained in this Agreement prior to expiration of the Inspection Period, and Purchaser

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elects not to terminate this Agreement in accordance with Section 3.3 regardless, Purchaser shall be deemed to have waived any right of recovery or any other remedy hereunder and Seller shall not have any liability in connection therewith; provided, however, if Purchaser obtains knowledge of any such breaches after the expiration of the Inspection Period, but prior to the Closing Date, and Seller fails to cure any such breaches to Purchaser’s satisfaction after receipt of written notice from Purchaser identifying any such breaches, then Purchaser shall have the right to terminate this Agreement by providing written notice to Seller, in which case all Earnest Money deposited by Purchaser shall be immediately returned to Purchaser and the parties shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

Any representations and warranties made “to the knowledge of Seller” shall not be deemed to imply any duty of inquiry.  For purposes of this Agreement, the term Seller’s “knowledge” shall mean and refer only to actual knowledge of Paul Seifert, and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of Seller, or any affiliate of Seller, or to impose upon such individuals any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such individuals any individual personal liability.

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE SELLER SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS (DEFINED BELOW), THE PURCHASER UNDERSTANDS AND AGREES THAT THE SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY OR THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, DATA OR INFORMATION DELIVERED BY THE SELLER TO THE PURCHASER IN CONNECTION WITH THE TRANSACTION CONTEMPLATED HEREBY.  THE PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING THE SELLER SHALL TRANSFER AND CONVEY TO THE PURCHASER AND THE PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, AND EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT OR IN ANY AGREEMENT OR INSTRUMENT EXECUTED BY THE SELLER AND DELIVERED TO THE PURCHASER AT CLOSING (THE “CLOSING DOCUMENTS”), THE PURCHASER ACKNOWLEDGES (a) THE PURCHASER IS NOT RELYING ON ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PHYSICAL CONDITION OF THE PROPERTY OR WITH RESPECT TO THE OPERATIONS OF THE PROPERTY, (b) SELLER DOES NOT WARRANT THE COMPLETENESS OR ACCURACY OF ANY DUE DILIGENCE MATERIALS, REPORTS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS), STUDIES OR OTHER ITEMS PREPARED BY THIRD PARTIES AND FURNISHED TO THE PURCHASER HEREUNDER, AND (c) THE PURCHASER HAS MADE, OR WILL MAKE PRIOR TO THE CLOSING, AN INDEPENDENT INVESTIGATION OF ALL MATTERS RELATING TO THE PROPERTY AND THE OWNERSHIP AND OPERATION OF THE PROPERTY. THE PURCHASER WAIVES AND RELEASES ALL OBJECTIONS, SUITS, CAUSES OF ACTION, DAMAGES, LIABILITIES, LOSSES, DEMANDS, PROCEEDINGS, EXPENSES AND CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO

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THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY, EXCEPT AS IT RELATES TO SELLERS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 4.1(g).  THE PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND THE PURCHASER FURTHER AGREES THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON. THE PROVISIONS SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

4.2Covenants and Agreements of Seller.

(a)Seller’s Continued Performance under the Lease and Underlying Lease.  Seller shall continue to perform in all material respects all of its obligations under the Lease and Underlying Lease consistent with the terms and conditions of the Lease and Underlying Lease.

(b)Leasing and Licensing Arrangements.  During the pendency of this Agreement, Seller will not enter into any lease or license affecting the Property, or modify or amend in any material respect, or terminate the Lease or Underlying Lease without Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Any such requests by Seller shall be accompanied by a copy of any proposed modification or amendment of the Lease or Underlying Lease or of any new lease or license that Seller wishes to execute between the Effective Date and the Closing Date.

(c)New Contracts and Easements.  During the pendency of this Agreement, Seller will not enter into any contract or easement, or modify, amend, renew or extend any existing contract or easement, that will be an obligation on or otherwise materially affect the Property or any part thereof subsequent to the Closing without Purchaser’s prior written consent in each instance, which consent shall not be unreasonably withheld, conditioned or delayed, except contracts entered into in the ordinary course of business that shall be terminated at Closing without penalty or premium to Purchaser.

(d)Underlying Landlord Estoppel Certificate.  Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing a written Underlying Landlord Estoppel Certificate for the Underlying Lease signed by Underlying Landlord as provided for in Section 6.1(e).  Any failure to obtain the Underlying Landlord Estoppel Certificate shall not be deemed a default by Seller hereunder; provided, however, that Purchaser’s receipt of such Underlying Landlord Estoppel Certificate shall remain a Condition Precedent to Closing as provided in Section 6.1(e).

(e)Tenant Estoppel Certificate.  Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing a written Tenant Estoppel Certificate for the Lease signed by Tenant as provided for in Section 6.1(f).  Any failure to obtain the Tenant Estoppel Certificate shall not be deemed a default by Seller hereunder; provided, however, that

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Purchaser’s receipt of such Tenant Estoppel Certificate shall remain a Condition Precedent to Closing as provided in Section 6.1(f).

(f)Declaration Estoppel Certificate.  Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing a written Declaration Estoppel Certificate for the Declaration executed by the appropriate parties thereto, prepared by Purchaser in the form and content reasonable acceptable to Purchaser which otherwise provides certifications reasonably satisfactory to Purchaser and Purchaser’s lender (if applicable), which at a minimum shall (i) be dated within thirty (30) days prior to the Closing Date, (ii) confirm the monetary obligations of the owner of the Property, including any annual maintenance assessments, and (iii) confirm the absence of any defaults by Seller, Tenant and Underlying Landlord under the Declaration as of the date thereof. Any failure to obtain the Declaration Estoppel Certificate shall not be deemed a default by Seller hereunder.

(g)Underlying Landlord SNDA. If applicable, Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser prior to Closing a Underlying Landlord SNDA for the Underlying Lease executed by Underlying Landlord and Underlying Landlord’s lender, as provided for in Section 6.1(h).  Any failure to obtain the Underlying Landlord SNDA shall not be deemed a default by Seller hereunder; provided, however, that Purchaser’s receipt of such Underlying Landlord SNDA shall remain a Condition Precedent to Closing as provided in Section 6.1(h).

(h)Waiver of Right of First Offer.  Not later than one (1) day after the date Purchaser deposits the Earnest Money with Escrow Agent, Seller shall provide the holder of any Right of First Offer (“ROFO Holder”) with written notice of the transaction contemplated in this Agreement consistent with the terms and conditions of any Right of First Offer (the “ROFO Notice”), and Seller shall provide a copy of same to Purchaser not later than one (1) day after the date Purchaser deposits the Earnest Money with Escrow Agent.  Seller shall keep Purchaser reasonably informed as to the status of the ROFO Holder’s response to the ROFO Notice.  If the ROFO Holder has elected in writing to exercise its Right of First Offer, then Purchaser shall have the right to terminate this Agreement by providing written notice to Seller, in which case all Earnest Money deposited by Purchaser shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, in the event the Closing does not occur within the applicable time period under the Right of First Refusal in which Seller is free to sell and convey the Property to Purchaser, then Seller shall be obligated to send the ROFO Holder a new ROFO Notice, in which case the foregoing terms, conditions and rights set forth in this Section 4.2(h) shall apply to the new ROFO Notice.

(i)Tenant Approvals and Consents.  Within three (3) business days after Purchaser’s written request, if any, Seller shall provide the Tenant with written notice of this Agreement and shall continuously pursue in good faith and with commercially reasonable diligence to obtain all of the Tenant’s Approvals and Consents. Seller shall provide to Purchaser a copy of such initial written notice sent to Tenant when made and Seller shall keep Purchaser reasonably informed as to the status of obtaining the Tenant’s Approvals and Consents as and when reasonably requested by Purchaser.  In the event Seller is unable to obtain and deliver to

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Purchaser all of the Tenant’s Approvals and Consents prior to the expiration of the Inspection Period, then Purchaser shall have the right to terminate this Agreement by providing written notice to Seller, in which case the Earnest Money deposited by Purchaser shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

(j)Underlying Landlord Approvals and Consents.  Within three (3) business days after Purchaser’s written request, if any, Seller shall provide the Underlying Landlord with written notice of this Agreement and shall continuously pursue in good faith and with commercially reasonable diligence to obtain all of the Underlying Landlord’s Approvals and Consents. Seller shall provide to Purchaser a copy of such initial written notice sent to Tenant when made and Seller shall keep Purchaser reasonably informed as to the status of obtaining the Underlying Landlord’s Approvals and Consents as and when reasonably requested by Purchaser.  In the event Seller is unable to obtain and deliver to Purchaser all of the Underlying Landlord’s Approvals and Consents prior to the expiration of the Inspection Period, then Purchaser shall have the right to terminate this Agreement by providing written notice to Seller, in which case the Earnest Money deposited by Purchaser shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.

(k)Notices.  Seller shall, promptly upon Seller’s obtaining knowledge thereof, provide Purchaser with a written notice of any change in any of Seller’s representations set forth in Section 4.1.

4.3Representations and Warranties of Purchaser.

(a)Organization, Authorization and Consents.  Purchaser is a duly organized and validly existing limited partnership under the laws of the State of Delaware.  Purchaser has the right, power and authority to enter into this Agreement and to purchase the Property in accordance with the terms and conditions of this Agreement, to engage in the transactions contemplated in this Agreement and to perform and observe the terms and provisions hereof.

(b)Action of Purchaser, Etc.   Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and upon the execution and delivery of any document to be delivered by Purchaser on or prior to the Closing, this Agreement and such document shall constitute the valid and binding obligation and agreement of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)No Violations of Agreements. Neither the execution, delivery or performance of this Agreement by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under the terms of any indenture, deed to secure debt, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

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(d)Litigation.  No investigation, action or proceeding is pending or, to Purchaser’s knowledge, threatened, which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

(e)OFAC.  Purchaser represents and warrants that neither it nor its officers, directors, or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation with whom U.S. persons are restricted from doing business with under the regulations of the OFAC of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the USA Patriot Act, or other governmental action.

The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade by Purchaser as of the Closing Date, with the same force and effect as if made on, and as of, such date.  All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of twelve (12) months, and upon expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller gives Purchaser written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach.  Notwithstanding anything to the contrary contained in this Agreement, there shall be no survival limitation, except statutory limitations, with respect to acts involving fraud or intentional misrepresentation on behalf of Purchaser.  Purchaser acknowledges and agrees that Seller has relied and has the right to rely upon the foregoing in connection with Seller’s consummation of the transaction set forth in this Agreement.

Any representations and warranties made “to the knowledge of Purchaser” shall not be deemed to imply any duty of inquiry.  For purposes of this Agreement, the term Purchaser’s “knowledge” shall mean and refer only to actual knowledge of David Sobelman, and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of Purchaser, or any affiliate of Purchaser, or to impose upon such individuals any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such individuals any individual personal liability.

ARTICLE 5.
CLOSING DELIVERIES, CLOSING COSTS AND PRORATIONS

5.1Seller’s Closing Deliveries.  For and in consideration of, and as a condition precedent to Purchaser’s delivery to Seller of the Purchase Price, Seller shall obtain or execute and deliver to Purchaser or the Title Agent (as applicable) at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)Assignment and Assumption of Underlying Lease and Security Deposits.  An assignment and assumption of Underlying Lease and Security Deposits and, to the extent required elsewhere in this Agreement, in the form attached hereto as Schedule 1 (the “Assignment and Assumption of Underlying Lease”);

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(b)Bill of Sale.  A bill of sale for the Personal Property in the form attached hereto as Schedule 3 (the “Bill of Sale”);

(c)Assignment and Assumption of Lease and Security Deposits.  An assignment and assumption of Lease and Security Deposits in the form attached hereto as Schedule 2 (the “Assignment and Assumption of Lease”);

(d)Memorandum of Assignment of Underlying Lease. A memorandum of assignment of Underlying Lease in form acceptable to Seller and Purchaser (the “Memorandum of Assignment of Underlying Lease”);

(e)Memorandum of Assignment of Lease. A memorandum of assignment of Lease in form acceptable to Seller and Purchaser (the “Memorandum of Assignment of Lease”);

(f)Underlying Landlord Subordination, Non-Disturbance and Attornment Agreement.  If applicable, a Subordination, Non-Disturbance and Attornment Agreement executed by Underlying Landlord and Underlying Landlord’s lender for the Property in form reasonably acceptable to Underlying Landlord, Underlying Landlord’s lender, Purchaser, and Purchaser’s lender (the “Underlying Landlord SNDA”);

(g)Tenant Subordination, Non-Disturbance and Attornment Agreement.  If applicable, a Subordination, Non-Disturbance and Attornment Agreement executed by Tenant for the Property in form reasonably acceptable to Tenant, Purchaser, and Purchaser’s lender (the “Tenant SNDA”);

(h)General Assignment.  An assignment of the Intangible Property in the form attached hereto as Schedule 4 (the “General Assignment”);

(i)Seller’s Affidavit.  An owner’s affidavit in the form to be agreed upon by Seller, Purchaser and Title Agent (“Seller’s Affidavit”);

(j)Seller’s Certificate.  A certificate in the form attached hereto as Schedule 5 (“Seller’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Seller’s representations, warranties, and agreements set forth in Section 4.1 hereof;

(k)FIRPTA Certificate.  A FIRPTA Certificate;

(l)Evidence of Authority.  Such documentation as may reasonably be required by the Title Company to establish that this Agreement, the transactions contemplated herein, and the execution and delivery of the documents required hereunder, are duly authorized, executed and delivered;

(m)Settlement Statement.  A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(n)Surveys and Plans.  Such surveys, site plans, plans and specifications, and other matters relating to the Property as are in the possession of Seller to the extent not theretofore delivered to Purchaser;

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(o)Underlying Lease.  To the extent the same are in Seller’s possession, original executed counterparts of the Underlying Lease;

(p)Lease.  To the extent the same are in Seller’s possession, original executed counterparts of the Lease;

(q)Notice of Sale to Underlying Landlord.  Seller will join with Purchaser (or its Affiliate) in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the “Underlying Landlord’s Notice of Sale”), which Purchaser shall send to Underlying Landlord under the Underlying Lease informing such Underlying Landlord of assignment to and assumption by Purchaser (or its Affiliate) of the Underlying Lease and Security Deposits and that all rent and other sums payable for periods after the Closing under the Underlying Lease shall be paid by Purchaser (or its Affiliate) to Underlying Landlord as set forth in the notice;

(r)Notice of Sale to Tenant.  Seller will join with Purchaser (or its Affiliate) in executing a notice, in form and content reasonably satisfactory to Seller and Purchaser (the “Tenant’s Notice of Sale”), which Purchaser shall send to Tenant under the Lease informing such Tenant of assignment and assumption of the Underlying Lease and of assignment to and assumption by Purchaser (or its Affiliate) of the Lease and Security Deposits and directing that all rent and other sums payable for periods after the Closing under the Lease shall be paid by Tenant to Purchaser (or its Affiliate) as set forth in the notice;

(s)Keys.  All of the keys to any door or lock on the Property in Seller’s possession, if any; and

(t)Other Documents.  Such other documents as shall be reasonably requested by the Title Agent to effectuate the purposes and intent of this Agreement.

5.2Purchaser’s Closing Deliveries.  Purchaser shall obtain or execute and deliver to Seller or the Title Company (as applicable) at Closing the following documents, all of which shall be duly executed, acknowledged and notarized where required:

(a)Assignment and Assumption of Underlying Lease.  An Assignment and Assumption of Underlying Lease;

(b)Assignment and Assumption of Lease.  An Assignment and Assumption of Lease;

(c)Memorandum of Assignment of Underlying Lease.  A Memorandum of Assignment of Underlying Lease;

(d)Memorandum of Assignment of Lease.  A Memorandum of Assignment of Lease;

(e)Underlying Landlord SNDA. If applicable, an Underlying Landlord SNDA.

(f)General Assignment.  A General Assignment;

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(g)Purchaser’s Certificate.  A certificate in the form attached hereto as Schedule 6 (“Purchaser’s Certificate”), evidencing the reaffirmation of the truth and accuracy in all material respects of Purchaser’s representations, warranties and agreements contained in Section 4.3 of this Agreement;

(h)Settlement Statement.  A settlement statement setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

(i)Underlying Landlord’s Notice of Sale.  An Underlying Landlord’s Notice of Sale;

(j)Tenant’s Notice of Sale.  A Tenant’s Notice of Sale; and

(k)Other Documents.  Such other documents as shall be reasonably requested by the Title Agent to effectuate the purposes and intent of this Agreement.

5.3Closing Costs. Seller shall pay the cost of the documentary/revenue stamps, transfer taxes, excise taxes imposed by the State of Arizona or the county in which the Land is located upon the conveyance of the Property pursuant hereto, the cost of the Title Commitment and the Title Policy (providing basic coverage, without any endorsements), including title examination fees related thereto and any updates to the Title Commitment, the attorneys’ fees of Seller, the cost of obtaining and recording any curative title instruments, and all other costs and expenses incurred by Seller in closing and consummating the purchase and sale of the Property pursuant hereto.  Purchaser shall pay the cost of the Survey, all recording fees on all instruments to be recorded in connection with this transaction (except any curative title instruments), the cost of extended coverage and any endorsements to the Title Policy, the cost of any loan policy of title insurance and endorsements thereto, documentary stamps and intangible taxes with respect to any loan obtained by Purchaser, the attorneys’ fees of Purchaser, and all other costs and expenses incurred by Purchaser in the performance of Purchaser’s due diligence inspection of the Property and in closing and consummating the purchase and sale of the Property pursuant hereto.

5.4Prorations and Credits.  The items in this Section 5.4 shall be prorated between Seller and Purchaser or credited, as specified:

(a)Taxes.  All general real estate taxes and special assessments imposed by any governmental authority (“Taxes”) for the year in which the Closing occurs shall be prorated between Seller and Purchaser as of the Closing, except those for which the Underlying Landlord or Tenant is obligated to pay directly to the applicable taxing authority pursuant to the terms of the Underlying Lease or Lease.  If the Closing occurs prior to the receipt by Seller of the tax bill for the calendar year or other applicable tax period in which the Closing occurs, Taxes shall be prorated for such calendar year or other applicable tax period based upon the amount equal to the prior year’s tax bill.

(b)Reproration of Taxes.  After receipt of final Taxes and other bills, if the difference in the prorated amount exceeds $1,000, then Purchaser shall prepare and present to Seller a calculation of the reproration of such Taxes and other items, based upon the actual amount of such items charged to or received by the parties for the year or other applicable fiscal period.

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The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Purchaser’s calculation and appropriate back-up information.  Purchaser shall provide Seller with appropriate backup materials related to the calculation, and Seller may inspect Purchaser’s books and records related to the Property to confirm the calculation.   The provisions of this Section 5.4(b) shall survive the Closing for a period of one (1) year after the Closing Date.

(c)Rents and Other Expenses under the Underlying Lease.  Rents and any other amounts payable by Seller to the Underlying Landlord under the Underlying Lease shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing.

(d)Rents, Income and Other Expenses under the Lease.  Rents and any other amounts payable by Tenant under the Lease shall be prorated as of the Closing Date and be adjusted against the Purchase Price on the basis of a schedule which shall be prepared by Seller and delivered to Purchaser for Purchaser’s review and approval prior to Closing. Purchaser shall receive at Closing a credit for Purchaser’s pro rata share of the rents, additional rent, taxes, tenant reimbursements and escalations, and all other payments payable for the month of Closing and for all other rents and other amounts that apply to periods from and after the Closing, but which are received by Seller prior to Closing.  Purchaser agrees to pay to Seller, upon receipt, any rents or other payments by Tenant under the Lease that apply to periods prior to Closing but are received by Purchaser after Closing; provided, however, that any delinquent rents or other payments by Tenant shall be applied first to any current amounts owing by Tenant, then to delinquent rents in the order in which such rents are most recently past due, with the balance, if any, paid over to Seller to the extent of delinquencies existing at the time of Closing to which Seller is entitled; it being understood and agreed that Purchaser shall not be legally responsible to Seller for the collection of any rents or other charges payable with respect to the Lease or any portion thereof, which are delinquent or past due as of the Closing Date.  Seller shall be responsible for collecting and remitting all sales and use taxes that are due or become due on rent payments under the Lease received by Seller prior to Closing.  Purchaser shall be responsible for collecting and remitting all sales and use taxes that become due on rent payments under the Lease received by Purchaser after Closing.  The provisions of this Section 5.4(d) shall survive the Closing.

(e)Security Deposits under the Underlying Lease.  Purchaser shall receive all of Seller’s right, title and interest in and to all Security Deposits deposited by Seller with Underlying Landlord under the Underlying Lease, if any.

(f)Security Deposits under the Lease.  Purchaser shall receive a credit at Closing for all Security Deposits (and any interest thereon required to be reimbursed to any tenant) pursuant to the Lease or pursuant to applicable law, if any.  Seller agrees to and does hereby indemnify, defend and hold Purchaser harmless from and against any liability or expense incurred by Purchaser by reason of any Security Deposit (and interest thereon, if required by law) actually collected by Seller and not actually paid (or credited) to Purchaser at the Closing.  Purchaser agrees to and does hereby indemnify and hold Seller harmless from and against any liability or expense incurred by Seller by reason of any Security Deposit (and interest thereon, if required by law)

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which is paid (or credited) to Purchaser at the Closing and which Purchaser does not properly refund to the Tenant.  The provisions of this Section 5.4(f) shall survive the Closing.

ARTICLE 6.
CONDITIONS TO CLOSING

6.1Conditions Precedent to Purchaser’s Obligations.  The obligations of Purchaser hereunder to consummate the transaction contemplated hereunder shall in all respects be conditioned upon the satisfaction of each of the following conditions on or before Closing or on or before such time specified in this Agreement (whichever is applicable), any of which may be waived by Purchaser in its sole discretion by written notice to Seller at or prior to the Closing Date (collectively, the “Purchaser’s Conditions Precedent”):

(a)No material adverse change in the condition of the Property has occurred since the Effective Date of this Agreement; provided, however, the foregoing condition shall not apply to general occurrences not related to the condition of the Property, including, without limitation, economic or market shifts, pandemics, quarantines, riots, acts of terrorism or war, insurrections, acts of God, or labor disturbances).

(b)Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including, but not limited to Section 5.1 hereof.

(c)Seller shall have performed, in all material respects, all covenants, agreements and undertakings of Seller contained in this Agreement.

(d)All representations and warranties of Seller as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of Closing.

(e)At least five (5) business days prior to the Closing, Seller shall obtain and deliver to Purchaser an executed Underlying Landlord Estoppel Certificate for the Underlying Lease from Underlying Landlord in the form which complies with the terms of the Underlying Lease and which provides certifications reasonably satisfactory to Purchaser and Purchaser’s lender (if applicable), which at a minimum shall (i) be dated within thirty (30) days prior to the Closing Date, (ii) confirm the material terms of the Underlying Lease, as contained in the copy of the applicable Underlying Lease delivered to Purchaser hereunder, and (iii) confirm the absence of any defaults by Seller and Underlying Landlord under the Underlying Lease as of the date thereof.

(f)At least five (5) business days prior to the Closing, Seller shall obtain and deliver to Purchaser an executed Tenant Estoppel Certificate for the Lease from Tenant in the form which complies with the terms of the Lease and which provides certifications reasonably satisfactory to Purchaser and Purchaser’s lender (if applicable), which at a minimum shall (i) be dated within thirty (30) days prior to the Closing Date, (ii) confirm the material terms of the Lease, as contained in the copy of the Lease delivered to Purchaser hereunder, and (iii) confirm the absence of any defaults by Seller and Tenant under the Lease as of the date thereof.

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(g) If applicable, at least five (5) business days prior to the Closing, Seller shall obtain and deliver to Purchaser an original Underlying Landlord SNDA for the Underlying Lease executed by Underlying Landlord and Underlying Landlord’s lender.

(h)The delivery by the Title Agent on the Closing Date of a “marked up” Title Commitment and pro forma policy, subject only to the Permitted Exceptions, with gap coverage, deleting all requirements and deleting the standard exceptions.

In the event any of the conditions in this Section 6.1 have not been satisfied (or otherwise waived in writing by Purchaser) on or before the time period specified herein (as same may be extended or postponed as provided in this Agreement), Purchaser shall have the right to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.

ARTICLE 7.
CASUALTY AND CONDEMNATION

7.1Casualty.  Risk of loss up to and including the Closing Date shall be borne by Seller.  In the event of any casualty, Seller and Purchaser shall proceed to close under this Agreement unless (i) due to the applicable event, Tenant has the right to terminate, abate or reduce rent under the Lease or (ii) even if Tenant does not have the right to terminate, abate or reduce rent, if the reasonably estimated restoration cost (to restore after a casualty) exceeds Fifteen Thousand and No/100 Dollars ($15,000).

If either of the events described in subpart (i) or (ii) of the paragraph above should occur, Purchaser may, at its option, by notice to Seller given within the earlier of twenty (20) days after Purchaser is notified by Seller of such damage or destruction, or the Closing Date, but in no event less than ten (10) days after Purchaser is notified by Seller of such damage or destruction (and if necessary the Closing Date shall be extended to give Purchaser the full 10-day period to make such election): (i) terminate this Agreement, whereupon Escrow Agent shall immediately return the Earnest Money to Purchaser, or (ii) proceed to close under this Agreement.  If Purchaser fails to deliver to Seller notice of its election within the period set forth above, Purchaser will conclusively be deemed to have elected to proceed with the Closing as provided in clause (ii) of the preceding sentence.  If Purchaser elects clause (ii) above, then to the extent that Seller has any rights to any applicable insurance proceeds as the landlord under the Lease, Seller shall assign to Purchaser all of Seller’s rights to such insurance proceeds.

7.2Condemnation.  If, prior to the Closing, all or any part of the Property is subjected to a bona fide threat of condemnation by a body having the power of eminent domain or is taken by eminent domain or condemnation (or sale in lieu thereof), or if Seller has received written notice that any condemnation action or proceeding with respect to the Property is contemplated by a body having the power of eminent domain, Seller shall give Purchaser prompt written notice of such threatened or contemplated condemnation or of such taking or sale, and Purchaser may by written notice to Seller given within ten (10) days after the receipt of such notice from Seller, elect to terminate this Agreement.  If Purchaser chooses to terminate this Agreement in accordance with

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this Section 7.2, then the Earnest Money shall be returned immediately to Purchaser by Escrow Agent and the rights, duties, obligations, and liabilities of the parties hereunder shall immediately terminate and be of no further force and effect, except for those provisions of this Agreement which by their express terms survive the termination of this Agreement.  If Purchaser does not elect to terminate this Agreement in accordance herewith, this Agreement shall remain in full force and effect and the sale of the Property contemplated by this Agreement, less any interest taken by eminent domain or condemnation, or sale in lieu thereof, shall be effected with no further adjustment and without reduction of the Purchase Price, and at the Closing, Seller shall assign, transfer, and set over to Purchaser all of the right, title, and interest of Seller in and to any awards applicable to the Property that have been or that may thereafter be made for such taking.

ARTICLE 8.
DEFAULT AND REMEDIES

8.1Purchaser’s Default.  If Purchaser fails to consummate this transaction (after written notice from Seller detailing such failure and an opportunity to cure within five (5) days following such written notice) for any reason other than Seller’s default, failure of a condition to Purchaser's obligation to close or the exercise by Purchaser of an express right of termination granted herein, Seller shall be entitled, as its sole remedy hereunder, to terminate this Agreement and to receive and retain the Earnest Money as full liquidated damages for such default of Purchaser, the parties hereto acknowledging that it is impossible to estimate more precisely the damages which might be suffered by Seller upon Purchaser’s default, and that said Earnest Money is a reasonable estimate of Seller’s probable loss in the event of default by Purchaser.  Seller’s retention of said Earnest Money is intended not as a penalty, but as full liquidated damages.  The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event Purchaser fails to consummate this transaction, and Seller hereby waives and releases any right to (and hereby covenants that it shall not) sue the Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. Nothing contained in this Section 8.1 to the contrary shall release or absolve Purchaser from its obligation to indemnify, defend and hold Seller harmless under those provisions of this Agreement which by their express terms survive the termination of this Agreement

8.2Seller’s Default.  If Seller fails to perform any of its obligations under this Agreement (after written notice from Purchaser detailing such default and an opportunity to cure within five (5) days following such written notice) for any reason other than Purchaser’s default or the permitted termination of this Agreement by Purchaser as expressly provided herein, Purchaser shall be entitled, as its remedy, either (a) to terminate this Agreement and receive the return of the Earnest Money from Escrow Agent, together with Purchaser’s actual out-of-pocket costs and expenses incurred with respect to this transaction not to exceed in any event Fifty Thousand and No/100 Dollars ($50,000.00), which shall be reimbursed by Seller to Purchaser within ten (10) business days after Purchaser’s delivery of commercially reasonable documentation supporting such costs and expenses (in such event, the right to retain the Earnest Money plus costs shall be full liquidated damages and, except as set forth herein, shall be Purchaser's sole and exclusive remedy in the event of a default hereunder by Seller, and Purchaser hereby waives and releases any right to sue Seller for damages), or (b) to enforce specific performance of Seller’s obligation to execute and deliver the documents required to convey the Property to Purchaser in accordance with this Agreement.  If specific performance is not available

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to Purchaser as a result of Seller having sold the Property or any portion thereof to another party, or as a result of a willful and intentional act or omission of Seller, then, in addition to Purchaser’s termination right and reimbursement referenced, Purchaser shall have all remedies available at law or in equity.

8.3Fraud/Misrepresentation.  Notwithstanding anything contained in Section 8.1 or 8.2 above, Seller and Purchaser, respectively, may pursue the other party for any legal or equitable remedy which may be available as a result of actual and willful and intentional fraud committed by the other party or a willful and intentional misrepresentation made by the other party.

ARTICLE 9.
ASSIGNMENT

9.1Assignment.  Subject to the next following sentence, this Agreement and all rights and obligations hereunder shall not be assignable by any party without the written consent of the other.  Notwithstanding the foregoing to the contrary, this Agreement and Purchaser’s rights hereunder may be transferred and assigned to any entity that is an Affiliate of Purchaser provided that Purchaser shall provide Seller with written notice of such assignment not later than five (5) business days prior to the Closing Date.  No assignment shall release Purchaser of its obligations or duties hereunder, and any assignee or transferee under any such assignment or transfer by Purchaser as to which Seller’s written consent has been given or as to which Seller’s consent is not required hereunder shall expressly assume all of Purchaser’s duties, liabilities and obligations under this Agreement by written instrument delivered to Seller as a condition to the effectiveness of such assignment or transfer.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons. The provisions of this Section 9 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 10.
BROKERAGE COMMISSIONS

10.1Brokers.  All negotiations relative to this Agreement and the purchase and sale of the Property as contemplated by and provided for in this Agreement have been conducted by and between Seller and Purchaser without the assistance or intervention of any person or entity as agent or broker other than Generation Income Properties, L.P., a Delaware limited partnership. Seller and Purchaser warrant and represent to each other that Seller and Purchaser have not entered into any agreement or arrangement and have not received services from any other broker, realtor, or agent or any employees or independent contractors of any other broker, realtor or agent, and that, there are and will be no broker's, realtor's or agent's commissions or fees payable in connection with this Agreement or the purchase and sale of the Property by reason of their respective dealings, negotiations or communications other than amounts due Generation Income Properties, L.P., as provided herein.  Seller agrees to pay Generation Income Properties, L.P., an acquisition fee of one percent (1.0%) of the Purchase Price at Closing. Seller and Purchaser agree to hold each other harmless from and to indemnify the other against any liabilities, damages, losses, costs, or expenses incurred by the other in the event of the breach or inaccuracy of any covenant, warranty or representation made by it in this Section 10.1. Purchaser hereby discloses to Seller and Seller

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hereby acknowledges that David Sobelman, the President of the beneficial owner of Generation Income Properties, L.P., is a licensed real estate broker. The provisions of this Section 10.1 shall survive the Closing or earlier termination of this Agreement.

ARTICLE 11.
MISCELLANEOUS

11.1Notices.  Wherever any notice or other communication is required or permitted hereunder, such notice or other communication shall be in writing and shall be delivered by overnight courier, hand, facsimile transmission, by email or sent by U.S. registered or certified mail, return receipt requested, postage prepaid, to the addresses, facsimile numbers or email addressed set out below or at such other addresses as are specified by written notice delivered in accordance herewith:

PURCHASER:Generation Income Properties, L.P.

401 East Jackson Street, Suite 3300

Tampa, Florida 33602

Attention:  David Sobelman

Facsimile:  (813) 448-1234

Email:  ds@gipreit.com

with a copy to:Trenam Law

200 Central Avenue, Suite 1600

St. Petersburg, Florida 33701

Attention:  Timothy M. Hughes, Esq.

Facsimile: (727) 502-3408

Email: thughes@trenam.com

SELLER:NSHE Bassett, LLC

c/o Continental Properties Company, Inc.

W134 N8675 Executive Parkway

Menomonee Falls, WI  53051

Attention:  Legal Department

Email: AHazkial@cproperties.com

with a copy to:Polsinelli PC

1000 Louisiana Street, Suite 6400

Houston, TX 77002

Attn: Emma Keyser, Esq.

Phone: (713) 374-1644

Email: ekeyser@polsinelli.com

ESCROW AGENT:	Chicago Title 111 E Kilbourn Avenue, Suite 2060

Milwaukee, WI 53202
Phone: 414-977-6842

Attn: Tammy Mervin

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Email: tammy.mervin@CTT.com

Any notice or other communication (i) mailed as hereinabove provided shall be deemed effectively given or received on the third (3rd) business day following the postmark date of such notice or other communication, (ii) sent by overnight courier or by hand shall be deemed effectively given or received upon receipt, and (iii) sent by facsimile or email transmission shall be deemed effectively given or received on the day of transmission (provided that a hard copy is concurrently sent pursuant to one of the other methods listed herein).  Any notice or other communication given in the manner provided above by counsel for either party shall be deemed to be notice or such other communication from the party represented by such counsel.

11.2Possession.  Full and exclusive possession of the Property, subject to the Permitted Exceptions, the rights of Underlying Landlord under the Underlying Lease and the rights of the Tenant under the Lease, shall be delivered by Seller to Purchaser on the Closing Date.

11.3Time Periods.  If the time period by which any right, option, or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday, or holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

11.4Severability.  This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations.  If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby but rather shall be enforced to the greatest extent permitted by law.

11.5Construction.  This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that this Agreement may have been prepared by counsel for one of the parties, it being mutually acknowledged and agreed that Seller and Purchaser and their respective counsel have contributed substantially and materially to the preparation and negotiation of this Agreement.  Accordingly, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.6Survival.  The provisions of this Article 11 and all other provisions in this Agreement which expressly provide that they shall survive the Closing (subject to any specific limitations) or any earlier termination of this Agreement shall not be merged into the execution and delivery of the Assignment and Assumption of Underlying Lease.

11.7General Provisions.  No failure of either party to exercise any power given hereunder or to insist upon strict compliance with any obligation specified herein, and no custom or practice at variance with the terms hereof, shall constitute a waiver of either party’s right to demand exact compliance with the terms hereof.  This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.  Any amendment

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to this Agreement shall not be binding upon Seller or Purchaser unless such amendment is in writing and executed by both Seller and Purchaser.  Subject to the provisions of Section 9.1 hereof, the provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns.  Time is of the essence in this Agreement.  The headings inserted at the beginning of each paragraph are for convenience only, and do not add to or subtract from the meaning of the contents of each paragraph.  This Agreement shall be construed and interpreted under the laws of the State of Arizona.  Except as otherwise provided herein, all rights, powers, and privileges conferred hereunder upon the parties shall be cumulative but not restrictive to those given by law.  All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender shall include all genders, and all references herein to the singular shall include the plural and vice versa.

11.8Attorney’s Fees.  If Purchaser or Seller brings an action at law or equity against the other in order to enforce the provisions of this Agreement or as a result of an alleged default under this Agreement, the prevailing party in such action shall be entitled to recover court costs and reasonable attorney’s fees (at all levels of trial and appeal, and including the determination of court costs and reasonable attorney’s fees) actually incurred from the other.

11.9Counterparts.  This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original.  To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile or by scanned image (e.g., .pdf file extension) as an attachment to an email and the signature page of either party to any counterpart may be appended to any other counterpart.

11.10Escrow Terms.  The Earnest Money shall be held in escrow by Escrow Agent on the following terms and conditions:

(a)Escrow Agent shall deliver the Earnest Money to Seller or Purchaser, as the case may be, in accordance with the provisions of this Agreement.  Escrow Agent shall deposit the Earnest Money in an I.O.T.A. Trust Account.

(b)Any notice to or demand upon Escrow Agent shall be in writing and shall be sufficient only if received by Escrow Agent within the applicable time periods set forth herein, if any. Notices to or demands upon Escrow Agent shall be mailed, emailed or delivered by overnight courier to at the address for Escrow Agent shown in and pursuant to Section 11.1 of this Agreement. Notices from Escrow Agent to Seller or Purchaser shall be mailed, emailed or delivered by overnight courier to them at the addresses for each party shown in and pursuant to Section 11.1 of this Agreement.

(c)In the event that litigation is instituted relating to this escrow, the parties hereto agree that Escrow Agent shall be held harmless from any attorneys' fees, court costs and expenses relating to that litigation to the extent that litigation does not arise as a result of the Escrow Agent's acts or omissions.  To the extent that Escrow Agent holds Earnest Money under the terms of this escrow, the parties hereto, other than Escrow Agent, agree that Escrow Agent may charge the Earnest Money with any such attorneys' fees, court costs and expenses as they are incurred by Escrow Agent.  In the event that conflicting demands are made on Escrow Agent, or

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Escrow Agent, in good faith, believes that any demands with regard to the Earnest Money are in conflict or are unclear or ambiguous, Escrow Agent may bring an interpleader action in an appropriate court.  Such action shall not be deemed to be the “fault” of Escrow Agent, and Escrow Agent may lay claim to or against the Earnest Money for its reasonable costs and attorneys' fees in connection with same, through final appellate review.  To that end, the parties hereto, other than Escrow Agent, agree to indemnify Escrow Agent for all such attorneys' fees, court costs and expenses.

(d)Without limitation, Escrow Agent shall not be liable for any loss or damage resulting from the following: (a) the financial status or insolvency of any other party, or any misrepresentation made by any other party; (b) any legal effect, insufficiency or undesirability of any instrument deposited with or delivered by or to Escrow Agent or exchanged by the parties hereunder, whether or not Escrow Agent prepared such instrument; (c) the default, error, action or omission of any other party to this Agreement or any actions taken by Escrow Agent in good faith, except for Escrow Agent's gross negligence or willful misconduct; (d) any loss or impairment of the Earnest Money that has been deposited in escrow while the Earnest Money is in the course of collection or while the Earnest Money is on deposit in a financial institution if such loss or impairment results from the failure, insolvency or suspension of a financial institution, or any loss or impairment of the Earnest Money due to the invalidity of any draft, check, document or other negotiable instrument delivered to Escrow Agent; (e) the expiration of any time limit or other consequence of delay, unless a properly executed settlement instruction, accepted by Escrow Agent has instructed the Escrow Agent to comply with said time limit; and (f) Escrow Agent's compliance with any legal process, subpoena, writ, order, judgment or decree of any court, whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

(e)Escrow Agent shall not have any duties or responsibilities, except those set forth in this Section and shall not incur any liability in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine.  Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or is otherwise acting or failing to act under this Section except in the case of Escrow Agent’s gross negligence or willful misconduct.  Upon completion of the disbursement of the Earnest Money, Escrow Agent shall be automatically released and discharged of its escrow obligations hereunder.

(f)The terms and provisions of this Article shall create no right in any person, firm or corporation other than the parties and their respective successors and permitted assigns and no third party shall have the right to enforce or benefit from the terms hereof.

(g)Escrow Agent has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

[Remainder of Page Intentionally Blank – Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.

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SELLER:

NSHE BASSETT, LLC, an Arizona limited liability company

By: Continental 34 Fund Limited Partnership, a Wisconsin limited partnership, its Manager

By: Continental 34 Holding Company, Inc., a Wisconsin corporation, its General Partner

By: /s/ Daniel J. Minahan

Name: Daniel J. Minahan

Title: President

Date of Execution:

January 19, 2022

PURCHASER:

GENERATION INCOME PROPERTIES, L.P.,

a Delaware limited partnership

          By: Generation Income Properties, Inc.,

          Its Sole General Partner

               By: /s/ David Sobelman

               Name: David Sobelman

               Title: President

Date of Execution:

January 19, 2022

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IN WITNESS WHEREOF, the undersigned Escrow Agent has joined in the execution and delivery hereof solely for the purpose of evidencing its rights and obligations under the provisions of Section 11.10 hereof.

ESCROW AGENT:

Chicago Title

By: /s/ Tammy Mervin

Name: Tammy Mervin

Title: Commercial Escrow

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EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

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EXHIBIT “B”

LIST OF PERSONAL PROPERTY

All furniture (including the “LL Furniture”, as defined in the Lease), carpeting, draperies, appliances, personal property, machinery, apparatus and equipment owned by Seller and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon, and all of Seller’s lease file, including any printed financial documents and expense reports, with copies of invoices or receipts for the items listed in any expense reports (excluding confidential information (redacted as necessary) and any attorney work product or attorney-client privileged documents) relating to the Land and Improvements. The Personal Property shall not include any property owned by Tenant under the Lease, Underlying Landlord under the Underlying Lease or by any other tenants, contractors or licensees.

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EXHIBIT “C”

LIST OF EXISTING LEASING COMMISSION AGREEMENTS

I.Leasing Commission Agreements Entered Into By Seller During Its Ownership of Property which are currently in force and effect: None.

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SCHEDULE 1

Form of Assignment and Assumption of UNDERLYING Lease

and Security DepositS

[SUBJECT TO REVIEW AND approval of LOCAL co-COUNSEL]

ASSIGNMENT AND ASSUMPTION OF UNDERLYING LEASE AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF UNDERLYING LEASE AND SECURITY DEPOSITS (“Assignment”) is made and entered into as of the _____ day of __________, 20__, by and between                                    , a                      (“Assignor”), and_________________________, a ________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the tenant under that certain Lease more particularly described on Exhibit “A” attached hereto (the “Underlying Lease”) relating to that certain real property commonly known as                                located in ____________, ______________ County, ______________, and more particularly described on Exhibit “B” (the “Property”); and

WHEREAS, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to the Underlying Lease, together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.

Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as tenant in and to the Underlying Lease and all of the rights, benefits and privileges of the tenant thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits thereunder.

2.

Assignee hereby assumes all liabilities and obligations of Assignor under the Underlying Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Underlying Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

3.	Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of

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Assignor’s failure to perform any of its obligations under the Underlying Lease which Assignor was to perform during the period in which Assignor leased the Property.
4.

Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the tenant under the Underlying Lease arising on or after the date upon which the Underlying Lease is assumed by Assignee hereunder.

5.

This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns.  This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

ASSIGNEE:

_________________________, a ___________________

By:

Name:

Title:

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Exhibit A

Underlying Lease

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EXHIBIT B

Legal Description of Property

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Schedule 2

Form of Assignment and Assumption of Lease

and Security DepositS

[SUBJECT TO REVIEW AND approval of LOCAL co-COUNSEL]

ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND SECURITY DEPOSITS (“Assignment”) is made and entered into as of the _____ day of __________, 20__, by and between                                    , a                      (“Assignor”), and_________________________, a ________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Assignor has transferred and assigned to Assignee all of Assignor’s leasehold interest in certain real property commonly known as	located in ____________, ______________ County, ______________, and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said transfer and assignment, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest in and to that certain Lease more particularly described on Exhibit “B” attached hereto affecting the Property (the “Lease”), together with the security deposits associated therewith, and, subject to the terms and conditions hereof, Assignee desires to assume Assignor’s obligations in respect of said lease and the security deposits.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, Assignee’s purchase of the Property and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.

Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee all of Assignor’s right, title and interest as landlord in and to the Lease and all of the rights, benefits and privileges of the landlord thereunder, including without limitation all of Assignor’s right, title and interest in and to all security deposits and rentals thereunder.

2.

Assignee hereby assumes all liabilities and obligations of Assignor under the Lease which arise on or after the date hereof and agrees to perform all obligations of Assignor under the Lease which are to be performed or which become due on or after the date hereof (except those obligations for which Assignee is indemnified pursuant to Section 3 below for which Assignor shall remain liable and except for those obligations arising due to acts or omissions occurring prior to the date hereof).

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3.

Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of Assignor’s failure to perform any of its obligations under the Lease which Assignor was to perform during the period in which Assignor leased the Property.

4.

Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees) arising out of Assignee’s failure to perform any obligations or liability of the landlord under the Lease arising on or after the date upon which the Lease is assumed by Assignee hereunder.

5.

This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee, their respective legal representatives, successors and assigns.  This Assignment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same Assignment.

IN WITNESS WHEREOF, the duly authorized representatives of Assignor and Assignee have caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

________________________, a ____________________

By:

Name:

Its:

ASSIGNEE:

_________________________, a ___________________

By:

Name:

Title:

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Exhibit A

Legal Description

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Exhibit B

Lease

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Schedule 3

Form of Bill of Sale to Personal Property

[SUBJECT TO REVIEW AND approval of local co-COUNSEL]

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the _____ day of ______________, 20___, by                                    , a                 (“Seller”), for the benefit of ______________________., a _________________________ (“Purchaser”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has transferred and assigned to Purchaser its leasehold interest in certain improved real property commonly known as	located in ___________, _________ County, ____________ and more particularly described on Exhibit “A” attached hereto (the “Property”); and

WHEREAS, in connection with said transfer and assignment, Seller desires to transfer and convey to Purchaser all of Seller’s right, title and interest in and to certain tangible personal property, inventory and fixtures located in and used exclusively in connection with the ownership, maintenance or operation of the Property and the Improvements thereon;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Seller by Purchaser, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Seller and Purchaser, it is hereby agreed as follows:

1.

All capitalized terms not defined herein shall have the meanings ascribed to such terms as set forth in that certain Purchase and Sale Agreement dated as of ________ __, 20__, between Seller and Purchaser (the “Sales Contract”).

2.

Seller hereby unconditionally and absolutely transfers, conveys and sets over to Purchaser, without warranty or representation of any kind, express or implied, except as set forth specifically herein or in the Sales Contract, all right, title and interest of Seller (if any) in any and all furniture (including common area furnishings and interior landscaping items), carpeting, draperies, appliances, personal property (excluding any computer software which either is licensed to Seller or Seller deems proprietary), machinery, apparatus and equipment owned by Seller and currently used in the operation, repair and maintenance of the Land and Improvements and situated thereon, (the “Personal Property”). The Personal Property shall not include any property owned by Tenant under the Lease, Underlying Landlord under the Underlying Lease or by any other tenants, contractors or licensees.

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3.	This Bill of Sale shall inure to the benefit of Purchaser, and be binding upon Seller, and their respective legal representatives, transfers, successors and assigns.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed under seal as of this day and year first above written.

                                        ,

By:

Name:

Title:

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6

Exhibit “A”

Legal Description

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6

Schedule 4

Form of General Assignment of

Seller’s Interest in Intangible Property

[subjecT to review and approval of local co-counsel]

GENERAL ASSIGNMENT

THIS GENERAL ASSIGNMENT (“Assignment”) is made and entered into as of the _____ day of __________, 20___ by                                     a                      (“Assignor”) to ______________________, a ___________________ (“Assignee”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution hereof, Seller has transferred and assigned to Purchaser its leasehold interest in certain improved real property commonly known as	located in ___________, _________ County, ____________ and more particularly described on Exhibit “A” attached hereto and made a part hereof (the “Property”); and

WHEREAS, in connection with said transfer and assignment, Assignor desires to transfer and assign to Assignee all of Assignor’s right, title and interest (if any) in and to all assignable entitlements and other intangible property used and owned by Assignor (if any) in connection with the Property.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid to Assignor by Assignee, the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Assignor and Assignee, Assignor and Assignee hereby covenant and agree as follows:

1.Assignor hereby unconditionally and absolutely assigns, transfers, sets over and conveys to Assignee, to the extent assignable, with those warranties and representations contained in that certain Purchase and Sale Agreement dated as of _______ __, 20__, between Assignor and Assignee (the “Contract”) applicable to the property assigned herein, all of Assignor’s right, title and interest in and to all intangible property, if any, owned by Assignor related to the real property and improvements constituting the Property, including, without limitation, Assignor’s rights and interests in and to the following (i) all assignable plans and specifications and other architectural and engineering drawings for the Land and Improvements (as defined in the Contract); (ii) all assignable warranties or guaranties given or made in respect of the Improvements or Personal Property (as defined in the Contract); and (iii) all transferable consents, authorizations, concurrency reservations, development rights, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or Improvements (collectively, the “Intangible Property”).

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6

The term “Intangible Property” shall be deemed to include only the items specifically described herein and then only to the extent that same (a) are owned by Assignor, (b) are transferable or assignable to Assignee, and (c) relate solely to the occupancy, use, maintenance and operation of the Land or Improvements.

2.	This Assignment shall inure to the benefit and be binding upon Assignor and Assignee and their respective legal representatives, successors and assigns.

IN WITNESS WHEREOF, the duly authorized representative of Assignor has caused this Assignment to be properly executed under seal as of this day and year first above written.

ASSIGNOR:

                                   ,

By:

Name:

Title:

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6

Exhibit “A”

Legal Description

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Schedule 5

Form of Seller’s Certificate

(as to Seller’s Representations and Warranties)

SELLER’S CERTIFICATE AS TO REPRESENTATIONS

THIS SELLER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by                                     a                           (“Seller”), this ___ day of ______________, 20__, for the benefit of ________________, a _________________ (“Purchaser”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of _______________, 20__, between Seller and Purchaser (the “Contract”), for the purchase and sale of Seller’s leasehold interest in certain real property located in ___________, __________ County, __________, and more particularly described on Exhibit ”A” attached hereto and made a part hereof, (the “Property”), Seller certifies all of the representations and warranties of Seller contained in Section 4.1 of the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall, subject to the limitations set forth in Section 4.1 of the Contract, survive for a period of twelve (12) months after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Purchaser shall give Seller written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach.

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

                                   , a

By:

Name:

Title:

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Schedule 6

Form of Purchaser’s Certificate

(as to Purchaser’s Representations and Warranties)

PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS

THIS PURCHASER’S CERTIFICATE AS TO REPRESENTATIONS (this “Certificate”) is given and made by ________________, a _____________ (“Purchaser”), this ___ day of ______________, 20___, for the benefit of                               , a                           (“Seller”).

Pursuant to the provisions of that certain Purchase and Sale Agreement, dated as of                     , 20__, between Seller and Purchaser (the “Contract”), for the purchase and sale of Seller’s leasehold interest in certain real property located in __________, __________ County, __________, and more particularly described on Exhibit ”A” attached hereto and made a part hereof, (the “Property”), Purchaser certifies that all of the representations and warranties of Purchaser contained in the Contract remain true and correct in all material respects as of the date hereof; and

The representations and warranties contained herein shall, subject to the limitations set forth in Section 4.3 of the Contract,  survive for a period of twelve (12) months after the date hereof, and upon the expiration thereof shall be of no further force or effect except to the extent that with respect to any particular alleged breach, Seller shall give Purchaser written notice prior to the expiration of said twelve (12) month period of such alleged breach with reasonable detail as to the nature of such breach

IN WITNESS WHEREOF, Purchaser has caused this Certificate to be executed by its duly authorized representative as of the day and year first above written.

“PURCHASER”

By:

Name:

Title:

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EXHIBIT “A”

LEGAL DESCRIPTION

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